UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 5, 2007
SILICON IMAGE, INC.

(Exact name of Registrant as Specified in its Charter)
Delaware
(State or Other Jurisdiction of Incorporation)

000-26887	77-0396307

(Commission	(IRS Employer
File Number)	Identification No.)

1060 East Arques Ave., Sunnyvale, CA	94085

(Address of Principal Executive Offices)	(Zip Code)
(408) 616-4000

(Registrant’s Telephone Number, Including Area Code)
Not Applicable

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02. RESULTS OF OPERATION AND FINANCIAL CONDITION
ITEM 5.02. DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS
ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS
SIGNATURE
Exhibit List
EXHIBIT 10.01
EXHIBIT 99.01

ITEM 2.02. RESULTS OF OPERATION AND FINANCIAL CONDITION.
     On April 5, 2007, Silicon Image, Inc. (the “Registrant”) issued a press release updating its financial guidance for the quarter ended March 31, 2007, a copy of which is attached hereto as Exhibit 99.01. The Registrant will issue a press release announcing its financial results for the quarter ended March 31, 2007 on May 3, 2007. On May 3, 2007, the Registrant will also discuss its financial results for the quarter ended March 31, 2007 in a conference call with investors and analysts. The conference call had been previously announced and will be available to the public through live teleconference and webcast. In addition, a replay of the conference call will be available on the Registrant’s website until midnight Pacific Time on May 17, 2007.
     The information contained in this Item 2.02 and Exhibit 99.01 hereto are being furnished and shall not be deemed to be “filed” for the purposes of Section 18 of, or otherwise regarded as filed under, the Securities and Exchange Act of 1934, as amended. The information contained in this Item 2.02 and in the accompanying Exhibit 99.01 shall not be incorporated by reference into any filing of the Registrant with the Securities and Exchange Commission (SEC), whether made before or after the date hereof, regardless of any general incorporation language in such filings.

ITEM 5.02.	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.
(b)
     On April 5, 2007, the Registrant announced that its Chief Financial Officer, Robert R. Freeman, intends to retire. The Registrant and Mr. Freeman have agreed that Mr. Freeman shall continue in his current capacity as Chief Financial Officer of the Registrant during a transitional period from April 5, 2007 through September 30, 2007, unless earlier terminated for cause or extended by mutual agreement (the “Transitional Period”). During the Transitional Period, the Registrant plans to commence a search for a new chief financial officer to replace Mr. Freeman.
(e)
     In connection with Mr. Freeman’s transition and retirement, the Registrant and Mr. Freeman entered into a Transitional Employment and Separation Agreement, dated as of April 5, 2007 (the "Separation Agreement”), which Separation Agreement supplements the existing offer letter between Mr. Freeman and the Registrant dated November 8, 2005 (the “Offer Letter”). Under the terms of the Separation Agreement, Mr. Freeman will continue to receive payment of his current base salary and participate in applicable employee benefit plans during the Transitional Period. Upon the conclusion of the Transitional Period, and subject to Mr. Freeman’s delivery to the Registrant of a signed general release of claims in favor of the Registrant, Mr. Freeman will be entitled to (i) payment of COBRA insurance premiums, should Mr. Freeman timely elect to continue group health coverage under COBRA, for up to six months following the conclusion of the Transitional Period, (ii) salary continuation at the rate of Mr. Freeman’s base salary for six months following the conclusion of the Transitional Period, (iii) six months acceleration on the vesting of any options to purchase shares of the Registrant’s common stock held by Mr. Freeman at such time, and (iv) the amount of any target bonus that Mr. Freeman was eligible for at the conclusion of the Transitional Period, prorated for the portion of the fiscal year that he was employed. The benefits listed in clauses (i) through (iv) of the preceding sentence are severance benefits set forth in the Offer Letter.
     The Separation Agreement contains certain other provisions, including agreements by Mr. Freeman to continue to comply with the terms of his Employee Inventions and Confidentiality Agreement and to return all of the Registrant’s property and confidential and proprietary information in his possession to the

Registrant at the conclusion of the Transitional Period and not to solicit any of the Registrant’s employees for a period of eighteen months and not to interfere in any customer or client relationship.
     The foregoing is a summary of the Separation Agreement and does not purport to be complete. The foregoing is qualified in its entirety by reference to the Separation Agreement, a copy of which is filed as Exhibit 10.01 to this Current Report on Form 8-K and is incorporated herein by reference.
ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.
(d) Exhibits.

Exhibit No.	Exhibit Title
10.01	Transitional Employment and Separation Agreement between Robert Freeman and the Registrant dated April 5, 2007.

99.01	Press Release dated April 5, 2007 announcing Robert Freeman’s retirement and updating financial guidance for the quarter ended March 31, 2007.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 6, 2007	SILICON IMAGE, INC.
	By:	/s/ Edward Lopez
Edward Lopez
Chief Legal Officer

Exhibit List

Exhibit No.	Exhibit Title
10.01	Transitional Employment and Separation Agreement between Robert Freeman and the Registrant dated April 5, 2007.

99.01	Press Release dated April 5, 2007 announcing Robert Freeman’s retirement and updating financial guidance for the quarter ended March 31, 2007.